EXHIBIT 99.1

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note (“Amendment”) is hereby made effective as of March 5, 2010 (“Effective Date”) to amend and supplement the terms and conditions of that certain Promissory Note dated March 9, 2009 between China Tel Group, Inc., a Nevada corporation (“Maker”), and Trussnet Capital Partners (HK) Ltd., a Hong Kong limited liability company (“Payee”), in the principal amount of US$191,000,000 (“Note”).

RECITALS

A.	The amount of interest accrued and unpaid under the Note totals US$13,280,000 as of March 9, 2010, after accounting for US$2,000,000 paid as of March 5, 2010 (“Accrued Interest”).

B.	Payee has not assigned any of its beneficial interest in the Note and is the holder of all right, title and interest under the Note.

C.	Maker and Payee desire to amend certain terms of the Note, including extending its maturity date, in exchange for additional consideration hereinafter described.

AGREEMENT

1.	Payee acknowledges receipt of US$2,000,000 as partial payment of interest due under the Note.

2.	As of the date of this Amendment, the Accrued Interest shall be added to principal reflecting an outstanding principal balance on the Note of US$204,280.000 (“Amended Principal Balance”).

3.	Section 1. of the Note entitled Interest is amended to provide commencing upon the Effective Date, interest on the Amended Principal Balance shall accrue at the rate of Ten Percent (10%) per annum.

4.
Section 2. of the Note entitled Maturity Date is amended to provide for the extension of the Maturity Date of the Note to April 9, 2010.  Payee shall be entitled to an extension fee equal to one percent (1%) of the Amended Principal Balance for the extension. Upon notice to Maker by Payee, Maker shall have the right to request further extension of the Maturity Date for five (5) additional thirty (30) day periods for an extension fee of one percent (1%) of the then Amended Principal Balance for each thirty (30) day extension.  Within five (5) days of Maker giving a notice of the request to extend the Maturity Date, an extension fee of one percent (1%) shall automatically be added to the Amended Principal Balance unless Payee rejects the request to extend by written notice to Maker within five (5) days of Maker’s request.

5.
Payee shall have the right to elect to receive payment of the obligations owed by Maker under the Note, as amended, in U.S. Dollars, or shares of Series A common stock of Maker issued to Payee at eighty percent (80%) of the ten day weighted average closing price of Maker’s shares of common stock as quoted on the OCTBB as of the Maturity Date as extended (“Share Calculation”), or a combination of U.S. Dollars and shares of Series A common stock of Maker as calculated by the Share Calculation as directed by Payee.  If Payee elects to receive payment in the form of shares of Series A common stock of Maker, the Series A shares issued to Payee by Maker will not have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements.

6.	Section 5.(b) of the Note is deleted and shall have no further force and effect.

7.	Maker shall have the right, but not the obligation, without penalty, to pay Payee, in part or in full, the obligations due under the Note and the Amendment at any time.

8.	Payee waives enforcement of any event of default described in Section 7 of the Note entitled Events of Default that may have occurred prior to the Effective Date of this Amendment.

9.
For purposes of delivering any notice required or permitted under the Note, Maker’s address is amended to 12520 High Bluff Road, Suite 145, San Diego, California 92130 and Payee’s address is amended to Room M202 Haleson Building, 1 Jubilee Street, Central, Hong Kong.

10.	Payee shall physically affix this Amendment to the Note and shall not seek to endorse, negotiate or otherwise assign the Note separate from this Amendment.

11.	Except as expressly modified by this Amendment, all other terms and conditions of the Note remain in full force and effect.

MAKER:		PAYEE:

CHINA TEL GROUP, INC.		TRUSSNET CAPITAL PARTNERS (HK) LTD.

By:	/s/ George Alvarez	By:	/s/ Colin Tay
	George Alvarez		Colin Tay
	CEO		President